Exhibit 99.1

Innoviva Announces Strategic Repurchase of GSK’s Equity Stake

•	Innoviva to repurchase GSK’s current 32% stake in the company for $392 million

BURLINGAME, Calif., May 20, 2021 – Innoviva, Inc. (NASDAQ: INVA) (“Innoviva” and “the Company”) today announced the execution of definitive agreement to purchase of GSK’s equity stake in Innoviva, constituting approximately 32 million shares, or 32% of the outstanding common stock, at $12.25 per share, representing a 3% discount to the 5-day volume weighted average price of the Company’s common stock, for a total purchase price of $392 million.

Pavel Raifeld, Chief Executive Officer of Innoviva, stated: “We view the buyback as a compelling and highly accretive transaction demonstrating our ability to act strategically and opportunistically at the same time.  We believe that it materially accelerates the delivery of our strategy, while also meaningfully improving our shares’ long-term trading dynamics with an aligned shareholder base.  We remain focused on, and strongly positioned for, continued significant value creation for the benefit of all shareholders.”

“GSK was our largest shareholder for many years and remains a key commercial partner.  We are confident in the collaboration products’ excellent commercial prospects, especially given strong recent performance in the face of a challenging environment, and look forward to continued work with GSK to address significant unmet medical needs for patients suffering from respiratory diseases,” concluded Mr. Raifeld.

Moelis & Company acted as a financial advisor and Willkie Farr Gallagher acted as a legal advisor to Innoviva.

About Innoviva

Innoviva, Inc. (referred to as “Innoviva”, the “Company”, or “we” and other similar ponouns), is a company with a portfolio of royalties that include respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of  RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY® ELLIPTA® and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items; the impact of the novel coronavirus (“COVID-19”). Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Investor & Media Contacts:

Sloane & Company
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jgoldfarb@sloanepr.com